Exhibit 5.4





                                   August 14, 1995


Jeffrey Siegel, Esquire
Shack & Siegel, P.C.
530 Fifth Avenue
New York, NY  10036

Martin Nussbaum, Esquire
Shareff Friedman Hoffman & Goodman, LLP
919 Third Avenue
New York, NY  10022-9989

     Re:  Alliance Gaming Corporation v. Bally Gaming
          International, Inc., et al., c.a. No. 14440

Gentlemen:

          Our client, Alliance Gaming Corporation ("Alliance"), and your clients, WMS Industries Inc. ("WMS") and Bally Gaming
International Inc. ("BGII"), wish to explore the resolution of certain outstanding disputes. To facilitate this process, Alliance, WMS and BGII agree that:

          1. BGII and WMS, and anyone affiliated with either of them acting on behalf of either of them with authorization, will defer institution or threatening any legal action against Alliance, its directors, officers, affiliates, direct or indirect stockholders, bankers and agents, until September 1, 1995. Alliance, and anyone affiliated with Alliance or acting on its behalf with authorization, will defer instituting or threatening any legal action against BGII or WMS, their respective directors, officers, affiliates, direct or indirect stockholders, banker and agents, until September 1, 1995. If no settlement of the disputes has been reached by that date, BGII and WMS will be free to proceed; and Alliance will not raise any objections or defenses as a result of such delay.

          2. Until September 1, 1995, Alliance will not, directly or indirectly, pursue implementation of its Consent Solicitation and will not, directly or indirectly, solicit stockholder support therefor, and BGII and WMS will not, directly or indirectly, solicit stockholder rejection thereof. Until September 1, 1995, Alliance will not pursue, directly or indirectly, any solicitation of proxies for any BGII annual or

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Jeffrey Siegel, Esquire
Martin Nussbaum, Esquire
August 14, 1995
Page 2


special meeting of stockholders unless, prior to September 1, 1995, BGII and WMS shall commence solicitation of proxies therefor, in which case Alliance shall be free to solicit proxies in opposition. The expiration date of Alliance's tender offer will be extended for 19 days, until September 12, 1995. Until September 1, 1995, Alliance will not, directly or indirectly, solicit tenders and BGII and WMS will not, directly or indirectly, solicit rejection of the tender offer.

          3. The BGII stockholders meeting to elect directors, to consider the proposed merger with WMS and to act upon other matters, currently scheduled for October 11, 1995, will be rescheduled to October 30, 1995, without prejudice to the rights of Alliance or any other stockholder of BGII, after September 1, 1995, to seek an order providing that October 30, 1995 shall be the Court-ordered annual meeting date pursuant to S. Del. CS. Section 211.

          4. Until September 1, 1995, neither BGII, WMS nor Alliance shall take any action in the litigation currently pending between them; and the deadlines for moving, answering, responding to discovery requests or pending motions, and each such existing deadline, shall be extended for a period of 19 days.

          5. Except as expressly provided in paragraph 2, nothing shall be deemed to prohibit BGII or WMS from proceeding with their contemplated transactions, and nothing shall be deemed to prohibit Alliance from proceeding with its proposed transaction.

          6. Until September 1, 1995, except by mutual agreement of the parties, neither BGII, WMS nor Alliance will make any comment or provide any information to the press concerning the aforementioned disputes, the subject matter of the pending litigation, the subject matter of any litigation which BGII or WMS may seek to initiate against Alliance, the BGII annual meeting, the WMS merger, the Consent Solicitation, the Alliance tender offer for BGII, or the solicitation of proxies by BGII, Alliance or WMS, except as required by law or by opinion of counsel.
Notwithstanding the foregoing, all parties agree that this letter will be made public and that all public filings may be amended as required to reflect its content.

          The numbered paragraphs shall be binding upon Alliance, WMS and BGII upon your execution of this letter on behalf of your clients and by Michael L. Hirschfeld of Milbank, Tweed, Hadley & McCloy on behalf of Alliance. Promptly upon the execution of this


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Jeffrey Siegel, Esquire
Martin Nussbaum, Esquire
August 14, 1995
Page 3


letter, our respective clients shall issue identical press releases disclosing its existence and terms.

                                   Very truly yours,

                                   /s/
ks                                 Alan J. Stone

cc:  Michael D. Goldman, Esq.
     Norman M. Monhait, Esq.
     Lawrence C. Ashby, Esq.

AGREED TO:


By:/s/____________________________
   Jeffrey Siegel
   SHACK & SIEGEL, P.C.
   530 Fifth Avenue
   New York, NY  10036
     Attorneys for WMS Industries Inc.



By:/s/____________________________
   Martin Nussbaum
   SHEREFF FRIEDMAN HOFFMAN & GOODMAN, LLP
   919 Third Avenue
   New York, NY  10022-9989
     Attorneys for Bally Gaming International, Inc.



By:/s/____________________________
   Michael L. Hirschfeld
   MILBANK, TWEED, HADLEY & McCLOY
   1 Chase Manhattan Plaza
   New York, NY  10005-1413
     Attorneys for Alliance Gaming Corporation




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